UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2024 (December 7, 2023)

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469-549-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Cooper Group Inc. (the “Company”) issued a press release today announcing the appointment of Michael Weinbach as President, effective February 1, 2024, with responsibility for leading the Company’s operations, including Originations, Servicing and Technology.

With more than 25 years’ experience in the financial services industry, Mr. Weinbach, age 50, has a track record of senior leadership roles across consumer and mortgage banking. Prior to joining the Company, Mr. Weinbach served as an advisor for MSW Advisors and McKinsey & Company since 2022. Previously, he served as CEO of Consumer Lending for Wells Fargo and as a member of the firm’s Operating Committee, responsible for leading more than 40,000 team members focused on Home Lending, Auto Lending, Credit Cards, Merchant Services, Student Lending and Personal Lending. Prior to joining Wells Fargo in early 2020, Mr. Weinbach spent 16 years at JPMorgan Chase, where he most recently served as CEO of Chase Home Lending and held leadership roles in Consumer Banking, Business Banking, Mortgage Servicing and Auto Finance, with oversight of sales, finance and operations.

Chris Marshall, who currently serves as Vice Chairman and President, will remain with the Company to assist with the transition and oversee fundraising for the Company’s MSR fund. As previously disclosed, Mr. Marshall will retire at the end of 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection with Mr. Weinbach’s appointment as President of the Company, on December 7, 2023, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Weinbach. The initial term of the Employment Agreement is from February 1, 2024 (the “Effective Date”) through December 31 of the third year following the Effective Date and automatically renews for additional one-year periods, provided that neither party has elected not to extend the Employment Agreement by giving written notice to the other party at least 90 days prior to such end date.

Pursuant to the Employment Agreement, Mr. Weinbach will (i) receive a base salary of $750,000 on an annualized basis, (ii) receive a lump sum cash signing bonus of $350,000, (iii) participate in the Company’s Executive Management Incentive Plan (“EMIP”), its annual cash incentive plan, pursuant to the terms of the plan, with a target annual incentive opportunity of $1,500,000 and a maximum annual incentive opportunity of $3,000,000, (iv) be eligible to be granted long-term incentive opportunity awards with a target long-term incentive opportunity award for the 2024 fiscal year of $4,250,000, of which 50% will be awarded in time-based restricted stock units and 50% will be awarded in performance-based restricted stock units, (v) receive a one-time award of time-based restricted stock units with a grant date fair value of $2,000,000 to be granted in 2024. Additionally, under the Employment Agreement, Mr. Weinbach is eligible for paid time off and entitled to participate in the Company’s health benefit plans.

Under the Employment Agreement, if Mr. Weinbach’s employment with the Company is terminated due to his death or disability, he (or his estate) is entitled to receive any unpaid base salary or expense reimbursements plus any other payments and benefits to which he is entitled under the Company’s various compensation and benefit programs (the “Accrued Obligations”) and if not previously paid prior to his termination date, his annual cash bonus under the EMIP for the fiscal year prior to the fiscal year in which the termination occurs. If the Company terminates Mr. Weinbach’s employment other than for Cause (as defined in the Employment Agreement) or if Mr. Weinbach terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Weinbach is entitled to the following amounts, contingent upon his executing a release of claims in favor of the Company, (i) the Accrued Obligations, (ii) an amount equal to twenty-four (24) months’ worth of his base salary paid in installments over two years, (iii) if not previously paid prior to his termination date, his annual cash bonus under the EMIP for the fiscal year prior to the fiscal year in which the termination occurs, (iv) an amount equal to the greater of (A) the target annual incentive opportunity under the EMIP for the fiscal year in which the termination occurs or (B) the actual annual incentive payment earned for the immediately preceding fiscal year, and (v) a single cash lump sum payment for COBRA benefits for a period of eighteen (18) months. If Mr. Weinbach’s employment with the Company is terminated due to his voluntary resignation he is entitled to receive his Accrued Obligations.

In exchange for the severance protections described above, the Employment Agreement contains a broad array of restrictive covenants in favor of the Company. In particular, the Employment Agreement provides for a non-competition covenant covering Mr. Weinbach’s employment with the Company and for twenty-four (24) months following his termination of employment for any reason (the “Restricted Period”). Likewise, Mr. Weinbach is barred from soliciting any of the Company’s customers and prevented from hiring Company employees during his employment and the post-employment Restricted Period. In addition, the Employment Agreement protects the Company’s confidential information and contains robust inventions and intellectual property covenants running in favor of the Company. Finally, Mr. Weinbach has agreed that he will provide the Company with any post-employment support and cooperation it should need or require following his departure. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is being filed as Exhibit 10.1 to this report and is incorporated in this report by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated December 7, 2023, between Mr. Cooper Group Inc. and Michael Weinbach

99.1	Press release of Mr. Cooper Group Inc., dated January 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: January 9, 2024	By:	/s/Kurt G. Johnson
Kurt G. Johnson EVP & Chief Financial Officer